Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the use of our report dated January 15, 1999, with respect to the balance sheet of gURL, Interactive Inc. included in the Registration Statement (Form S-1 No. 333-71123) and the related Prospectus of iTurf Inc. for the registration of its Class A Common Stock.


                                                             ERNST & YOUNG LLP


New York, New York
March 12, 1999

                        CONSENT OF INDEPENDENT AUDITORS


  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 1999 (except to the second paragraph
of Note 1, as to which the date is      1999), in the Registration Statement
(Form S-1 No. 333-71123) and the related Prospectus of iTurf Inc. for the registration of its Class A Common Stock.


                                                  ERNST & YOUNG LLP

New York, New York


The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in the second paragraph of Note 1--Business to the financial statements.


                                                  /s/ ERNST & YOUNG LLP

New York, New York
March 12, 1999